    As filed with the Securities and Exchange Commission on July 22, 1998
                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       LONG DISTANCE DIRECT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                       33-0323376
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

1 Blue Hill Plaza
Pearl River, New York                                                   10965
(Address of Principal Executive Offices)                              (Zip Code)

                           1998 Equity Incentive Plan
                            (Full title of the plan)

                                 Steven Lampert
                                1 Blue Hill Plaza
                           Pearl River, New York 10965
                                 (914) 620-0765
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                      Proposed         Proposed
                                      Maximum          Maximum
Title of           Amount             Offering         Aggregate    Amount of
Securities to      to be              Price            Offering     Registration
be Registered      Registered(1)      Per Share(2)     Price(2)     Fee(2)

--------------------------------------------------------------------------------
Common Stock,
$.001 par value    2,000,000 shares     $1.6875        $3,375,000     $995.63

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan. The registration statement also includes an indeterminable number of additional shares that may become issuable under the Plan pursuant to anti-dilution provisions.

(2) Computed pursuant to Rule 457(h) on the basis of the average of the bid and asked price of the Common Stock on July 20, 1998.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents of Bikers Dream, Inc., a California corporation (the "Company") filed with the Securities Exchange Commission are incorporated by reference into this Registration Statement:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1997.

      (c) The description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other document subsequently filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

Item 4. Description of Securities.

      Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interest of Named Experts and Counsel.

      The legality of the Company's securities being registered will be passed upon by Day Campbell & McGill. Members of the firm of Day Campbell & McGill owned an aggregate of 273,260 shares of the Company's Common Stock and options to purchase an aggregate of 350,000 shares of the Company's Common Stock on June 30, 1998.

Item 6. Indemnification of Directors and Officers.

      The Company's Articles of Incorporation provides that (a) the personal liability of a director or officer to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section
78.300 or the Nevada Revised Statutes, and (b) if the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.


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

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Item 7. Exemption from Registration.

      Not applicable.

Item 8. Exhibits.

      Exhibit                 Description
      -------                 -----------
      3.1            Amended and Restated Articles of Incorporation
                     (incorporated by reference to the Company's Form 10-K/A
                     dated November 7, 1996 filed with the Commission on
                     November 7, 1996).

      3.3 Bylaws of the Company (incorporated by reference to the Company's Form 10-K/A dated November 7, 1996 filed with the Commission on November 7, 1996).

      5 Opinion of Day Campbell & McGill as to the legality of the securities being registered.

      10.1           1998 Equity Incentive Plan of the Company.

      23.1           Consent of Adelman, Katz and Mond, L.L.P.

      23.2 Consent of Day Campbell & McGill (included in its opinion filed as Exhibit 5).

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on July 20, 1998.

                                        LONG DISTANCE DIRECT HOLDINGS, INC.

                                        By: /s/ Steven Lampert
                                           -------------------------------------
                                                Steven Lampert, President

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Herm Rosenman, President of the Registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                  Title                            Date
            ----                  -----                            ----

      /S/ Steven Lampert          President and Director           July 20, 1998
   ------------------------
   Steven Lampert

      /S/ Michael Preston         Chief Financial Officer and      July 20, 1998
   ------------------------       Director
   Michael Preston

      /S/ Lori Colin              Controller                       July 20, 1998
   ------------------------
   Lori Colin

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                             DESCRIPTION
      ------                             -----------

      3.1                       Amended and Restated Articles of Incorporation
                                (incorporated by reference to the Company's Form
                                10-K/A dated November 7, 1996 filed with the Commission on November 7, 1996).

      3.3 Bylaws of the Company (incorporated by reference to the Company's Form 10-K/A dated November 7,
                                1996 filed with the Commission on November 7,
                                1996).

      5 Opinion of Day Campbell & McGill as to the legality of the securities being registered.

      10.1                      1998 Equity Incentive Plan of the Company.

      23.1                      Consent of Adelman, Katz and Mond, L.L.P.

      23.2 Consent of Day Campbell & McGill (included in its opinion filed as Exhibit 5).